Exhibit 99.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of March 19, 2009, is entered into by and between Paramount Gold and Silver Corp., a Delaware corporation (the “Company”) and FCMI Financial Corporation, an Ontario corporation (the “Investor”).

          WHEREAS, the Investor is purchasing units of the Company (the “Units”) where each Unit is comprised of one common stock of the Company, U.S.$0.001 par value per share (the “Common Stock”), and one non-transferable common share purchase warrant of the Company (the “Warrants”), where each Warrant entitles the holder to acquire one Common Stock of the Company (a “Warrant Share”), pursuant to a Subscription Agreement between Investor and the Company dated March 12, 2009 ( the “Subscription Agreement”); and

          WHEREAS, it is a condition to Investor’s obligation to purchase the Units pursuant to the Subscription Agreement that Investor and the Company shall enter into this Agreement.

          NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.     Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                    1.1     “Commission” means the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act.

                    1.2     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar United States federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                    1.3     “Registrable Shares” means (i) the Unit Shares, (ii) the Warrant Shares, and (iii) any other shares of Common Stock of the Company issued in respect of the shares described in clauses (i) and (ii) above because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events; provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (x) upon any sale by the holders thereof pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) upon any sale in any manner to a person or entity other than a person who, by virtue of Section 12 of this Agreement, is entitled to the rights provided by this Agreement.

                    1.4     “Registration Expenses” means the expenses described in Section 5.

                    1.5     “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, any other form for a limited purpose, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or a registration statement on Form S-3 solely for the purpose of registering initial issuance (but not the resale by recipients thereof) of shares issued in a non-underwritten offering in connection with a merger, combination or acquisition).

                    1.6      “Securities Act” means the United States Securities Act of 1933, as amended, or any similar United States federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                    1.7      “Stockholders” means the Investor and any persons or entities to whom the rights granted under this Agreement are transferred by the Investor or their successors or assigns pursuant to Section 12 hereof.

                    1.8      “Unit Shares” has the meaning set forth in the Subscription Agreement.

                    1.9      “Warrant Shares” has the meaning set forth in the Subscription Agreement.

          SECTION 2.     Required Registrations.

                    2.1     Requested Registrations. Commencing at any time following six (6) months after the date hereof, one or more Stockholders may request, in writing, that the Company effect the registration under the Securities Act of Registrable Shares owned by one or more Stockholders, so long as the anticipated aggregate gross proceeds in any such registration are anticipated to exceed CDN$5,000,000 (based upon the average of the last sale prices of the Common Stock for the 15 trading days immediately prior to the date of the written notice of the Stockholders requesting such registration); provided, however, that the Company may delay any such demand registration for up to ninety (90) days if the Board of Directors of the Company determines that such delay is required to avoid disclosure of material nonpublic information until the expiration of such period of time; and provided, further, that the Company may not exercise this deferral right more than once in any twelve (12)-month period. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such other Stockholders shall have the right, by giving written notice to the Company within ten (10) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use all reasonable efforts to effect the registration of all Registrable Shares that the Company has been requested so to register. If available, the Registrable Shares will be registered on a Form S-3 to be filed by the Company. The Company shall not be required to effect more than one (1) such registration statement in any twelve (12)-month period.

                    2.2      Deferral of Requested Registration. If the Company shall furnish to the Stockholders requesting a registration statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company may at its own discretion direct that such request be delayed for a period not in excess of ninety (90) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be; such right to delay a request to be exercised by the Company not more than once in any twelve (12) month period.

                    2.3      Limitation on Registrations. The Company shall not be required to effect any registration within one hundred eighty (180) days after the effective date of any other Registration Statement of the Company.

                    2.4      Underwritten Offering at the Company’s Discretion. Except insofar as one or more brokers or dealers engaged by the Stockholders in connection with the offer and sale of Registrable Shares pursuant to a registration statement filed pursuant to this Agreement may be deemed to be acting as “underwriters” as defined in the Securities Act and, therefore, required to be identified as such in the prospectus included in such registration statement, nothing in this Agreement shall require that any registration requested by the Investor or any other Stockholder pursuant to Section 2 be effected as an underwriting. If the Investor desires to distribute the Registrable Shares by means of an underwriting, the Investor shall so advise the Company in its request delivered pursuant to Section 2.1. If the Company agrees, in its discretion, to effect such registration as an underwriting, the right of Investor and any such other Stockholders to effect or participate in such registration shall be conditioned on their participation in such underwriting. Upon receipt of any notice from Investor contemplated by this Section 2.4 and the Company’s agreement that the requested registration shall be underwritten, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such other Stockholders shall have the right, by giving written notice to the Company within ten (10) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided, however, that in the event of such an underwritten public offering, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all of the Stockholders participating in the offering and the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among the Stockholders participating in the offering in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Stockholders at the time of the filing of the Registration Statement. All Stockholders proposing to distribute their securities through any such underwriting shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is/are mutually agreeable to the Company and a majority-in-interest of the Stockholders participating in the underwriting.

                    2.5      Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall (i) register the resale of the Registrable Shares on another appropriate form reasonably acceptable to the Investor and (ii) undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the Commission.

          SECTION 3.      Company Registration.

                    3.1      Subject to Section 3.2, below, at any time and from time to time that the Company proposes to file a Registration Statement (including for this purpose a registration effected by the Company for itself or for any other holders of the Company’s stock), it will, prior to such filing, promptly give written notice to all Stockholders of its intention to do so and, upon written request of one or more Stockholders given within twenty (20) days after the Company provides such notice, the Company shall use all reasonable efforts to cause to be registered under the Securities Act to the extent necessary to permit their sale or other disposition all Registrable Shares that the Company has been requested by such notifying Stockholder or Stockholders to register.

                    3.2      In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Stockholders participating in such registration accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it and agree to participate in such underwriting and to enter into the related underwriting agreement. If, in the good faith opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter in good faith believes may be sold without causing such adverse effect; provided, however, that no persons or entities other than the Company, the person (if any) holding Common Stock requesting the Company to file the Registration Statement, the Stockholders and persons or entities holding registration rights granted in accordance with Section 12 hereof shall be permitted to include securities in the offering. Notwithstanding the foregoing, no reduction shall reduce the amount of securities of the Stockholders included in the registration below twenty-five percent (25%) of the total amount of securities proposed to be included by the Stockholders in such registration unless such reduction is required in writing by the underwriters and in such case such reduction shall be made only to the amount so required.

          SECTION 4.     Obligations of the Company. If and whenever the Company is required by the provisions of this Agreement to use all reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                    4.1      Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;

                    4.2      As expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                    4.3      As expeditiously as reasonably practicable, furnish to each selling Stockholder such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                    4.4      As expeditiously as reasonably practicable, use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this Section 4.4 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where it is not conducting business;

                    4.5      In the event of any underwritten public offering by the Company in a registration pursuant to Section 3 or that the Company agrees to undertake pursuant to Section 2.4, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                    4.6      Promptly notify each selling Stockholder of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice thereof, of the time when such Registration Statement has become effective or such supplement to any prospectus forming a part of such Registration Statement has been filed;

                    4.7      Promptly notify each selling Stockholder of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                    4.8      Prepare and promptly file with the Commission, and promptly notify each selling Stockholder of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of such amendment or supplement to such Registration Statement or prospectus, as then in effect, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                    4.9      Promptly notify each selling Stockholder of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                    4.10     At any time when a Registration Statement is effective under the Securities Act, promptly notify each selling Stockholder of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall promptly prepare a supplement or amendment to such prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    4.11     Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each selling Stockholder of Registrable Shares covered by such Registration Statement and (ii) a copy of a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters and to each selling Stockholder of Registrable Shares covered by such Registration Statement; provided, however, that if the Company decides not to proceed with an offering, the Company’s obligations under this Subsection 4.11 shall not apply;

                    4.12     If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares;

                    4.13     Provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for all such Registrable Shares not later than the effective date of such registration;

                    4.14     Apply for listing and list the Registrable Shares being registered on all securities exchanges (including any “national securities exchange” as defined in the Exchange Act) on which securities (a) of the class being registered or (b) convertible into or exchangeable or exercisable for securities of such class are then listed;

                    4.15     Keep Stockholders’ counsel advised as to the initiation and progress of any registration under Sections 2 and 3 hereof;

                    4.16     Permit any Stockholder to review drafts of such registration statement and to comment on and furnish to the Company in writing for insertion therein material relating to such Stockholder and such Stockholder’s Registrable Shares to be registered thereunder which, in the reasonable judgment of such Stockholder and its counsel, should be included therein; and

                    4.17     Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          SECTION 5.     Allocation of Expenses. The Company will pay all Registration Expenses (as defined below) of all registrations under this Agreement. For purposes of this Section 5, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders’ own counsel (except that, solely in connection with registrations to be effected as underwritings, Registration Expenses shall include the reasonable fees and expenses of one counsel selected to represent all selling Stockholders in connection with such registrations to be effected as underwritings).

          SECTION 6.     Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless each selling Stockholder (including each member, partner, officer or director thereof), each underwriter of such seller of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with the offering covered by such Registration Statement; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, final prospectus, or any such amendment or supplement, in reasonable reliance upon and in conformity with information furnished (or not furnished in the case of an omission or alleged omission) to the Company, in writing, by or on behalf of any seller, underwriter or controlling person specifically for use in the preparation thereof.

          (b)      In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of the Company’s directors and officers, each underwriter, if any, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, any other seller of Registrable Shares or any such seller’s partners, directors or officers, and each person, if any, who controls such seller within the meaning of the Securities Act and the Exchange Act, against any expenses, losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter, selling Stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such Seller of Registrable Shares will reimburse the Company and each other person entitled to indemnification for any legal or any other expenses reasonably incurred by the Company and each other person entitled to indemnification in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders under this Section 6(b) shall be limited to an amount equal to the net proceeds received by each such selling Stockholder of Registrable Shares sold as contemplated herein; and provided, further, however, that no such Stockholder will be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Stockholder, which consent shall not be unreasonably withheld, conditioned or delayed.

          (c)      Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d)      In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d): (i) in no case shall the Investor be liable or responsible for any amount in excess of the net proceeds received by the Investor from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

          (e)      The obligations of the Company and the Stockholders under this Section 6 shall survive completion of any offering of Registrable Shares in any Registration Statement and the termination of this Agreement.

          SECTION 7.     Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          SECTION 8.     Information by Holder. As a condition to be included in any registration statement, each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          SECTION 9.     Rule 144 Requirements. At all times after the date hereof that Investor or any transferee under Section 12 holds any Registrable Shares (regardless of whether such Registrable Shares are “restricted securities” as defined in Rule 144 under the Securities Act), the Company shall:

                         (a)      comply with the requirements of Rule 144(c) under the Securities Act with respect to making and keeping available current public information about the Company;

                         (b)      use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                         (c)      furnish to any holder of Registrable Shares promptly after receipt of a written request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration, including, without limitation, Rules 144 and 144A.

          SECTION 10.    Selection of Underwriter. The Company shall have the right to designate the managing underwriter in any underwritten offering effected by the Company pursuant to or as contemplated by this Agreement. In the case of a registration pursuant to Section 2 which the Company agrees to effect as an underwriting, such designation shall be subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, such approval not to be unreasonably withheld or delayed.

          SECTION 11.    Successors and Assigns. Except as provided in Section 12, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

          SECTION 12.    Transfers of Certain Rights.

                    12.1     Amount. The rights granted to the Investor under this Agreement may be transferred only to (a) an affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), member, partner or stockholder of the Investor, or (b) any transferee who acquires at least ten percent (10%) (as adjusted for stock splits, stock dividends, recapitalization and the like) of the Unit Shares or Warrants (and Warrant Shares) held by the transferor at the time of the transfer, in each case provided that such transferee delivers to the Company a written instrument in accordance with Section 12.2 and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such affiliate, member, partner, stockholder or other transferee shall be deemed to be an Investor for all purposes of this Agreement and may again transfer such rights to any other person or entity that acquires Unit Shares, Warrant Shares or Warrants from such affiliate, member, partner, stockholder or other transferee, in accordance with, and subject to, the provisions of Section 12.1(a), 12.2 and 12.3.

                    12.2     Transferees. Any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investor under this Agreement to the same extent as if such transferee were an Investor hereunder.

                    12.3     Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 12 may not again transfer such rights to any other person or entity, other than as provided in Sections 12.1 or 12.2 above.

          SECTION 13.    Miscellaneous.

                    13.1     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                    13.2     No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, grants any rights equal or superior to, or violates the rights granted to the holders of Registrable Shares in this Agreement without first obtaining the prior written consent of the Investor, which consent will not be unreasonably withheld.

                    13.3     Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                    13.4     Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                    13.5     Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of holders of a majority of the Registrable Shares then in existence.

                    13.6     Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York (without reference to the choice of law or conflicts of law provisions thereof).

                    13.7     Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iii) on the business day of transmittal if sent by fax or electronic mail with confirmation of delivery confirmed, in each case to the intended recipient as set forth below:

                    If to the Company, at:

Paramount Gold and Silver Corp.
346 Waverley Street, Suite 110
Ottawa, ON K2P 0W5

Attention:	President and Chief Executive Officer
Fax:	(613) 248-4971
Email:	chriscrupi@rogers.com

or at such other address or addresses as may have been furnished in writing by the Company to the Investor, with copies (which shall not constitute notice) to:

Burns & Levinson LLP		and to:	Gowling Lafleur Henderson LLP
125 Summer Street			Bentall 5
Boston, MA 02110-1624			550 Burrard Street, Suite 2300
P.O. Box 30
Attn:	Susan K. Shapiro		Vancouver, BC V6C 2B5
Fax:	617-345-3299
Email:	Sshapiro@burnslev.com		Attn:	Brett Kagetsu
			Fax:	614-443-5627
			Email:	Brett.Kagetsu@gowlings.com

                    If to the Investor, at:

FCMI Financial Corporation
181 Bay Street
Toronto, ON M5J 2T3
Attention: Henry Fenig
Fax: (416) 364-0572

or at such other address or addresses as may have been furnished in writing by the Investor to the Company, with copies (which shall not constitute notice ) to:

Baker & McKenzie LLP		and to:	Ogilvy Renault LLP
1114 Avenue of the Americas			Suite 3800, Royal Bank Plaza, South Tower
New York, NY 10036			200 Bay Street, P.O. Box 84
Toronto, Ontario, M5J 2Z4
Attn:	Robert A. Grauman
Fax:	212-310-1687		Attn:	Pierre Soulard
Email:	Robert.a.grauman@bakernet.com		Fax:	(416) 216-3930
			Email:	psoulard@ogilvyrenault.com

          If to any other transferee to whom shares were transferred pursuant to Section 12, at such address or addresses as may have been furnished to the Company in writing.

          Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.

                    13.8     Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

                    13.9     Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                    13.10    No Registration of Warrants. The registration rights contained herein apply only to the Company’s Common Stock, and the Company shall not be obligated to register any Warrants.

                    13.11    Expenses. The Company shall pay, and hold the Investor and all holders of Registrable Shares harmless against liability for the payment of the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement (but not for the amendment of this Agreement).

                    13.12    Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

[SIGNATURES ON FOLLOWING PAGES]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY

PARAMOUNT GOLD AND SILVER CORP.

By:	/s/ Christopher Crupi

Name: Christopher Crupi
Title: President and Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

COUNTERPART SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT

INVESTOR:

FCMI FINANCIAL CORPORATION

By:	/s/ Henry Fenig

Name: Henry Fenig
Title: Executive Vice President

COUNTERPART SIGNATURE PAGE TO
REGISTRATION RIGHTS AGREEMENT